Exhibit 99.1

BLUE COAT REPORTS FINANCIAL RESULTS FOR

SECOND FISCAL QUARTER ENDED OCTOBER 31, 2009

SUNNYVALE, Calif., November 24, 2009 – Blue Coat Systems, Inc. (NASDAQ: BCSI), the technology leader in Application Delivery Networking, today reported its financial results for its second fiscal quarter ended October 31, 2009. Total net revenue for the second quarter of fiscal 2010 was $120.4 million, an increase of 1% compared with net revenue of $119.0 million in the second quarter of fiscal 2009, and an increase of 4% compared with net revenue of $116.0 million in the first quarter of fiscal 2010.

“I am very pleased with Blue Coat’s financial performance in the second quarter, and believe it further validates that our unique Application Delivery Network strategy is resonating strongly in the market,” said Brian NeSmith, president and chief executive officer, Blue Coat Systems. “In the quarter, we experienced solid sequential revenue growth in North America and in Europe. We saw strong demand in both the U.S. Federal and enterprise segments of our business for Application Delivery Network solutions, which help contain network and bandwidth costs, enhance business productivity, and mitigate exposure to evolving threat environments.”

On a GAAP basis, the Company reported net income of $8.4 million, or $0.19 per diluted share, in the second quarter of fiscal 2010, compared with net loss of $0.3 million, or $(0.01) per diluted share, in the second quarter of fiscal 2009, and net income of $4.0 million, or $0.09 per diluted share, in the first quarter of fiscal 2010.

The Company reported non-GAAP net income of $13.1 million, or $0.29 per diluted share, in the second quarter of fiscal 2010, compared with non-GAAP net income of $11.6 million, or $0.27 per diluted share, in the second quarter of fiscal 2009, and non-GAAP net income of $10.1 million, or $0.23 per diluted share, in the first quarter of fiscal 2010.

“Blue Coat’s second quarter results featured strong improvement in operating profitability, which is an important initiative for the company in Fiscal 2010,” said Gordon Brooks, senior vice president and chief financial officer, Blue Coat Systems. “In the quarter, our non-GAAP operating margin percentage increased sequentially 300 basis points to 15.5% compared with 12.5% in the prior quarter. This improvement further highlights our commitment to increasing operating profitability.”

Non-GAAP net income excludes charges related to the fair value write-up of acquired inventory sold, stock-based compensation expense, amortization of intangible assets, expenses for matters related to the stock option investigation, and restructuring expenses, and assumes a long-term effective tax rate of 30% on non-GAAP pre-tax income. A discussion of non-GAAP financial measures is provided under the section “About Non-GAAP Financial Measures” later in this press release. A detailed reconciliation of the GAAP to non-GAAP financial measures is included in Table 2 of this press release.

The Company ended the quarter on October 31, 2009, with cash, cash equivalents, and restricted cash of $142.5 million, an increase of $19.8 million from the prior quarter. Cash flow provided by operations in the second quarter of fiscal 2010 was $18.2 million.

Financial Outlook

For the third fiscal quarter ending January 31, 2010, the Company currently expects net revenue in the range of $121 to $126 million. On a GAAP basis, the Company currently expects net income of $0.01 to $0.12 per diluted share. On a non-GAAP basis, the Company currently expects net income of $0.31 to $0.36 per diluted share. For the third quarter of fiscal 2010, the Company is assuming a diluted share count of approximately 46.5 million shares. The increased range in GAAP net income per diluted share is due to the variability of the timing of restructuring expenses.

About Non-GAAP Financial Measures

The Company uses non-GAAP financial measures of income for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted net income per share. These measures are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles or GAAP. These measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. The Company believes that these measures provide useful information to its management, board of directors and investors regarding its ongoing operating activities and business trends related to its financial condition and results of operations. The Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain items, such as the fair value write-up of acquired inventory sold, stock-based compensation expense, amortization of intangible assets, expenses for matters related to the stock option investigation, restructuring expenses, and related income tax adjustments. In addition, the Company’s management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company’s financial results of operations, since items such as expense related to the fair value write-up of acquired inventory sold, stock-based compensation expense, amortization of intangible assets, expenses for matters related to the stock option investigation, restructuring expenses, and related income tax adjustments do not impact its current resource allocation decisions. Additionally, the Company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating income, net income and net income per share.

Conference Call & Webcast

Blue Coat will hold its quarterly conference call to discuss results for the second quarter of fiscal 2010 and the outlook for the third quarter of fiscal 2010 on Tuesday, November 24, 2009 at 5:00 p.m. ET (2:00 p.m. PT). Participants in the United States should call (800) 230-1092. International participants should call (612) 234-9959. The passcode for the call is: 122333. The conference call can also be accessed through an audio webcast from the Company’s website, www.bluecoat.com/company/investorrelations. A replay of the call will be available starting on Tuesday, November 24, 2009 at 8:00 p.m. ET (5:00 p.m. PT), and can be accessed by calling (800) 475-6701 for U.S. participants and (320) 365-3844 for international participants. The passcode for the replay is 122333. An audio Webcast of the call will also be available at www.bluecoat.com/company/investorrelations

About Blue Coat Systems

Blue Coat Systems, Inc. is the technology leader in Application Delivery Networking. Blue Coat offers an Application Delivery Network Infrastructure that provides the visibility, acceleration and security required to optimize and secure the flow of information to any user, on any network, anywhere. This application intelligence enables enterprises to tightly align network investments with business requirements, speed decision making and secure business applications for long-term competitive advantage. For additional information, please visit www.bluecoat.com.

# # #

FORWARD LOOKING STATEMENTS: This document contains certain forward looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements including: statements regarding our business outlook, future financial and operating results; any statements of expectation or belief; any statements regarding plans, strategies and objectives of management for future operations; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the risks that are described from time to time in the Securities and Exchange Commission reports filed by the Company, including but not limited to the risks described in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. The Company assumes no obligation and does not intend to update these forward-looking statements except as required by applicable law after the date on which it was made.

Blue Coat and the Blue Coat logo are registered trademarks or trademarks of Blue Coat Systems, Inc. and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

Media Contact:	Steve Schick	Investor Contact:	Jane Underwood
	Blue Coat Systems		Blue Coat Systems
	steve.schick@bluecoat.com		jane.underwood@bluecoat.com
	408-220-2076		408-541-3015

BLUE COAT SYSTEMS, INC.

Table 1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	October 31,	July 31,	October 31,	October 31,
	2009	2009	2008	2009	2008
Net revenue:
Product	$76,502	$73,692	$84,797	$150,194	$158,726
Service	43,934	42,297	34,227	86,231	62,801

Total net revenue	120,436	115,989	119,024	236,425	221,527
Cost of net revenue:
Product	19,261	19,483	25,120	38,744	47,234
Service	12,947	12,037	12,017	24,984	21,970

Total cost of net revenue	32,208	31,520	37,137	63,728	69,204

Gross profit	88,228	84,469	81,887	172,697	152,323
Operating expenses:
Sales and marketing	45,608	45,576	44,952	91,184	88,600
Research and development	19,568	19,836	20,171	39,404	38,358
General and administrative	11,176	12,716	13,281	23,892	24,314
Amortization of intangible assets	1,822	1,821	1,862	3,643	3,024
Restructuring	—	—	—	—	1,546

Total operating expenses	78,174	79,949	80,266	158,123	155,842

Operating income (loss)	10,054	4,520	1,621	14,574	(3,519)
Interest income	72	101	349	173	851
Interest expense	(227)	(228)	(232)	(455)	(389)
Other income (expense), net	155	(16)	(1,353)	139	(1,540)

Income (loss) before income taxes	10,054	4,377	385	14,431	(4,597)
Provision for income taxes	1,687	381	636	2,068	1,489

Net income (loss)	$8,367	$3,996	$(251)	$12,363	$(6,086)

Basic net income (loss) per share	$0.19	$0.09	$(0.01)	$0.28	$(0.16)

Diluted net income (loss) per share	$0.19	$0.09	$(0.01)	$0.28	$(0.16)

Weighted average shares used in computing basic net income (loss) per share	43,777	43,193	38,432	43,485	38,224

Weighted average shares used in computing diluted net income (loss) per share	45,202	44,594	38,432	44,777	38,224

BLUE COAT SYSTEMS, INC.

Table 2

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

		Three Months Ended			Six Months Ended
		October 31,	July 31,	October 31,	October 31,
		2009	2009	2008	2009	2008
Gross Profit Reconciliation:
GAAP gross profit		$88,228	$84,469	$81,887	$172,697	$152,323
Fair value write-up of acquired inventory sold	A	985	1,325	7,214	2,310	13,290
Stock-based compensation expense included in cost of revenue	B	815	590	491	1,405	900
Amortization of intangible assets	C	1,347	1,348	1,386	2,695	2,352

Non-GAAP gross profit		$91,375	$87,732	$90,978	$179,107	$168,865

Operating Income Reconciliation:
GAAP operating income (loss)		$10,054	$4,520	$1,621	$14,574	$(3,519)
Fair value write-up of acquired inventory sold	A	985	1,325	7,214	2,310	13,290
Stock-based compensation expense	B	5,527	4,811	5,094	10,338	9,343
Amortization of intangible assets	C	3,169	3,169	3,249	6,338	5,377
Expenses (reversals) for matters related to the stock option investigation	D	(1,052)	702	653	(350)	1,356
Restructuring	E	—	—	—	—	1,546

Non-GAAP operating income		$18,683	$14,527	$17,831	$33,210	$27,393

Net Income Reconciliation:
GAAP net income (loss)		$8,367	$3,996	$(251)	$12,363	$(6,086)
Fair value write-up of acquired inventory sold	A	985	1,325	7,214	2,310	13,290
Stock-based compensation expense	B	5,527	4,811	5,094	10,338	9,343
Amortization of intangible assets	C	3,169	3,169	3,249	6,338	5,377
Expenses (reversals) for matters related to the stock option investigation	D	(1,052)	702	653	(350)	1,356
Restructuring	E	—	—	—	—	1,546
Income tax adjustments	F	(3,917)	(3,934)	(4,342)	(7,851)	(6,405)

Non-GAAP net income		$13,079	$10,069	$11,617	$23,148	$18,421

Net Income (Loss) per Share Reconciliation:
GAAP diluted net income (loss) per share		$0.19	$0.09	$(0.01)	$0.28	$(0.16)
Fair value write-up of acquired inventory sold	A	0.02	0.03	0.17	0.05	0.31
Stock-based compensation expense	B	0.12	0.11	0.12	0.23	0.22
Amortization of intangible assets	C	0.07	0.07	0.07	0.14	0.13
Expenses (reversals) for matters related to the stock option investigation	D	(0.02)	0.02	0.01	—	0.03
Restructuring	E	—	—	—	—	0.04
Income tax adjustments	F	(0.09)	(0.09)	(0.10)	(0.18)	(0.15)
Anti-dilution adjustment for GAAP-based net loss		—	—	0.01	—	0.01

Non-GAAP diluted net income per share		$0.29	$0.23	$0.27	$0.52	$0.43

Shares used in computing GAAP diluted net income (loss) per share		45,202	44,594	38,432	44,777	38,224
Effect of dilutive securities	G	—	—	5,180	—	4,601

Shares used in computing non-GAAP diluted net income per share		45,202	44,594	43,612	44,777	42,825

Notes:

(A)	Purchase accounting rules require that the inventory we acquired in the Packeteer acquisition be written-up to its estimated fair market value. The fair value write-up increases the cost of revenue, essentially eliminating the profit that would normally have been recognized at the time such inventory is sold. To facilitate comparability of gross margin between periods, the fair value write-up related to acquired inventory sold has been excluded on a non-GAAP basis.

(B)	Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units, and employee stock purchase plan awards.

Results include stock-based compensation expense as follows (unaudited):

	Three Months Ended			Six Months Ended
	October 31,	July 31,	October 31,	October 31,
	2009	2009	2008	2009	2008
Cost of revenue	$815	$590	$491	$1,405	$900
Sales and marketing	2,070	1,687	1,730	3,757	3,251
Research and development	1,457	1,532	1,384	2,989	2,501
General and administrative	1,185	1,002	1,489	2,187	2,691

Total	$5,527	$4,811	$5,094	$10,338	$9,343

(C)	Amortization of intangible assets associated with acquisitions.

(D)	Current period activity includes the reversal of accruals related to the settlement of stock option payroll taxes due in Canada, offset by expenses for matters related to the Company’s stock option investigation, including professional fees.

(E)	Restructuring includes severance costs for Blue Coat employees terminated in connection with the Packeteer acquisition.

(F)	Income tax adjustment is used to reconcile the GAAP tax provision to a non-GAAP tax provision utilizing an expected long-term effective tax rate of 30%.

(G)	The effect of dilutive securities was excluded from GAAP diluted weighted average shares due to the reported net loss under GAAP, but are included for non-GAAP diluted weighted average shares since we have non-GAAP net income.

BLUE COAT SYSTEMS, INC.

Table 3

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31, 2009	April 30, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$141,521	$114,163
Accounts receivable, net	75,677	77,161
Inventory	6,869	5,700
Prepaid expenses and other current assets	14,247	13,113
Current portion of deferred income tax assets	7,941	7,941

Total current assets	246,255	218,078
Property and equipment, net	37,944	34,955
Restricted cash	962	850
Goodwill	238,082	238,466
Identifiable intangible assets, net	42,436	48,774
Non-current portion of deferred income tax assets	19,412	19,412
Other assets	3,791	1,758

Total assets	$588,882	$562,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,080	$24,105
Accrued payroll and related benefits	15,553	18,374
Deferred revenue	90,710	96,656
Other accrued liabilities	8,856	12,299

Total current liabilities	134,199	151,434
Deferred revenue, less current portion	41,877	33,923
Deferred rent, less current portion	6,405	5,703
Long-term income taxes payable	15,948	12,677
Other non-current liabilities	437	600
Zero Coupon Convertible Senior Notes, due in 2013	76,794	76,347
Commitments and contingencies
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	1,188,125	1,168,106
Treasury stock	(2,398)	(1,629)
Accumulated deficit	(872,507)	(884,870)

Total stockholders’ equity	313,222	281,609

Total liabilities and stockholders’ equity	$588,882	$562,293

BLUE COAT SYSTEMS, INC.

Table 4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended October 31,
	2009	2008
Operating Activities
Net income (loss)	$12,363	$(6,086)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	6,528	4,799
Amortization	6,476	5,376
Stock-based compensation	10,338	9,343
Accretion of warrants and issuance costs related to convertible senior notes	447	372
Stock-based compensation related to restructuring	—	88
Tax benefit of stock option deduction	235	197
Excess tax benefit from stock-based compensation	(792)	(156)
Loss on disposition of equipment	474	39
Changes in operating assets and liabilities:
Accounts receivable, net	1,484	(9,870)
Inventory	(1,169)	14,431
Prepaid expenses and other current assets	(1,134)	604
Other assets	(1,420)	498
Accounts payable	(5,025)	4,498
Accrued payroll and related benefits	(2,821)	(1,994)
Accrued restructuring	(101)	200
Other accrued liabilities	156	(12,020)
Deferred rent	696	(727)
Deferred income taxes	—	(393)
Deferred revenue	2,008	19,665

Net cash provided by operating activities	28,743	28,864
Investing Activities
Purchases of property and equipment	(9,991)	(11,300)
Restricted cash	(112)	—
Proceeds from sale and maturities of investment securities	—	1,204
Purchase of intangible assets	(751)	—
Acquisitions, net of cash acquired and prior investment	—	(169,327)

Net cash used in investing activities	(10,854)	(179,423)
Financing Activities
Net proceeds from issuance of common stock	8,677	6,716
Excess tax benefit from stock-based compensation	792	156
Net proceeds from issuance of convertible senior notes	—	79,657

Net cash provided by financing activities	9,469	86,529

Net increase (decrease) in cash and cash equivalents	27,358	(64,030)
Cash and cash equivalents at beginning of period	114,163	160,974

Cash and cash equivalents at end of period	$141,521	$96,944

BLUE COAT SYSTEMS, INC.

Table 5

RECONCILIATION OF PROJECTED GAAP TO

PROJECTED NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

		Three Months Ended January 31, 2010
		Low	High
Projected GAAP Net Income		$400	$5,800
Add back:
Fair value write-up of acquired inventory sold	A	300	300
Stock-based compensation expense	B	5,000	5,000
Amortization of intangible assets	C	3,100	3,100
Expenses for matters related to the stock option investigation	D	500	500
Restructuring	E	11,000	8,000
Income tax adjustments	F	(6,000)	(5,900)

Projected Non-GAAP net income		$14,300	$16,800

Projected GAAP Diluted Net Income per Share		$0.01	$0.12
Add back:
Fair value write-up of acquired inventory sold	A	0.01	0.01
Stock-based compensation expense	B	0.11	0.11
Amortization of intangible assets	C	0.07	0.07
Expenses for matters related to the stock option investigation	D	0.01	0.01
Restructuring	E	0.23	0.17
Income tax adjustments	F	(0.13)	(0.13)

Projected Non-GAAP diluted net income per share		$0.31	$0.36

(A)	Purchase accounting rules require that the inventory we acquired in the Packeteer acquisition be written-up to its estimated fair market value. The fair value write-up increases the cost of revenue, essentially eliminating the profit that would normally have been recognized at the time such inventory is sold. To facilitate comparability of gross margin between periods, the fair value write-up related to acquired inventory sold has been excluded on a non-GAAP basis.

(B)	Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units, and employee stock purchase plan awards.

(C)	Amortization of intangible assets associated with acquisitions.

(D)	Includes expenses for matters related to the Company’s stock option investigation, including professional fees.

(E)	Restructuring includes severance costs associated with the November 3, 2009 restructuring plan.

(F)	Income tax adjustment is used to reconcile the GAAP tax provision to a non-GAAP tax provision utilizing an expected long-term effective tax rate of 30%.